UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported) June 8, 2006

Openwave Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Seaport Boulevard
Redwood City, CA	94063
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (650) 480-8000

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD.

Item 7.01. Regulation FD Disclosure.

Openwave Systems, Inc. (the “Company”) announced that three shareholders have filed separate derivative lawsuits in the U.S. District Court in the Northern District of California and San Mateo County Superior Court, purportedly on behalf of the Company, against members of the Company’s board of directors and several current and former officers. The complaints, which were filed on May 26 and May 30, 2006, allege, among other things, that the defendants breached their fiduciary duties by authorizing, or failing to halt, the supposed back-dating of certain stock options. The complaints also claim that the Company issued false and misleading financial statements and proxy statements in 2002 through 2005 relating to alleged options back-dating.

The Company’s board of directors is reviewing the allegations in the complaints.

The Company does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, which are based on allegations substantially similar to those contained in the complaints described herein.

The information furnished in this report in this item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/S/ GREG WRENN
Name:	Greg Wrenn
Title:	SVP & General Counsel

Date: June 8, 2006